
                                  TABLE OF CONTENTS


                                                                               Page
SECTION 1 Authorization and Sale of Preferred Stock . . . . . . . . . . . . .     1
          -----------------------------------------
      1.1     Authorization . . . . . . . . . . . . . . . . . . . . . . . . .     1
              -------------
      1.2     Sale of Series A Preferred Stock and Common Stock Warrants. . .     1
              ----------------------------------------------------------

SECTION 2 Closing Date; Delivery. . . . . . . . . . . . . . . . . . . . . . .     2
          ----------------------
      2.1     Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . .     2
              -------------
      2.2     Delivery. . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
              --------
      2.3     Subsequent Closings . . . . . . . . . . . . . . . . . . . . . .     2
              -------------------

SECTION 3 Representations and Warranties of the Company . . . . . . . . . . .     2
          ---------------------------------------------
      3.1     Organization of the Company . . . . . . . . . . . . . . . . . .     2
              ---------------------------
      3.2     Authority for Agreement . . . . . . . . . . . . . . . . . . . .     3
              -----------------------
      3.3     Shares, Warrants and Conversion Shares Issued . . . . . . . . .     3
              ---------------------------------------------
      3.4     Governmental Authorization. . . . . . . . . . . . . . . . . . .     3
              --------------------------
      3.5     Noncontravention. . . . . . . . . . . . . . . . . . . . . . . .     3
              ----------------
      3.6     SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . .     4
              -------------
      3.7     Financial Statements. . . . . . . . . . . . . . . . . . . . . .     4
              --------------------
      3.8     No Material Adverse Change. . . . . . . . . . . . . . . . . . .     4
              --------------------------
      3.9     Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
              -------
      3.10    Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .     6
              --------------
      3.11    Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .     7
              ------------
      3.12    Intellectual Property . . . . . . . . . . . . . . . . . . . . .     8
              ---------------------
      3.13    Litigation, etc . . . . . . . . . . . . . . . . . . . . . . . .     9
              ---------------
      3.14    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .    10
              --------------------
      3.15    Material Contracts. . . . . . . . . . . . . . . . . . . . . . .    10
              ------------------
      3.16    Offering of Securities. . . . . . . . . . . . . . . . . . . . .    11
              ----------------------
      3.17    Environmental Compliance. . . . . . . . . . . . . . . . . . . .    12
              ------------------------
      3.18    Employment Matters; ERISA . . . . . . . . . . . . . . . . . . .    12
              -------------------------
      3.19    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
              -----
      3.20    Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . .    14
              -------------------
      3.21    Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
              --------
      3.22    Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . .    14
              ---------------
      3.23    State Takeover Statutes . . . . . . . . . . . . . . . . . . . .    15
              -----------------------
      3.24    Broker's and Finder's Fees. . . . . . . . . . . . . . . . . . .    15
              --------------------------

SECTION 4 Representations and Warranties of the Purchasers. . . . . . . . . .    15
          ------------------------------------------------
      4.1     Investment for Own Account. . . . . . . . . . . . . . . . . . .    15
              --------------------------
      4.2     Accredited Investor . . . . . . . . . . . . . . . . . . . . . .    15
              -------------------
      4.3     Registration Exemption. . . . . . . . . . . . . . . . . . . . .    15
              -----------------------
      4.4     Disposition of Shares . . . . . . . . . . . . . . . . . . . . .    16
              ---------------------
      4.5     Experience; Risks . . . . . . . . . . . . . . . . . . . . . . .    16
              -----------------
      4.6     Transfer Restrictions . . . . . . . . . . . . . . . . . . . . .    16
              ---------------------
      4.7     Rule 144. . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
              --------


                                        i

      4.8     Disclosure of Information . . . . . . . . . . . . . . . . . . .    17
              -------------------------

SECTION 5 Additional Agreements . . . . . . . . . . . . . . . . . . . . . . .    17
          ---------------------
      5.1     Public Announcements. . . . . . . . . . . . . . . . . . . . . .    17
              --------------------
      5.2     Nasdaq Listing. . . . . . . . . . . . . . . . . . . . . . . . .    17
              --------------
      5.3     Proxy Materials and Annual Meeting. . . . . . . . . . . . . . .    17
              ----------------------------------
      5.4     Conduct of the Company. . . . . . . . . . . . . . . . . . . . .    18
              ----------------------
      5.5     No Solicitation . . . . . . . . . . . . . . . . . . . . . . . .    19
              ---------------
      5.6     Notices of Certain Events . . . . . . . . . . . . . . . . . . .    21
              -------------------------
      5.7     HSR Filing Fees and Expenses. . . . . . . . . . . . . . . . . .    21
              ----------------------------
      5.8     Access to Information . . . . . . . . . . . . . . . . . . . . .    21
              ---------------------
      5.9     Reasonable Best Efforts; Further Assurances . . . . . . . . . .    22
              -------------------------------------------
      5.10    Board Observer Rights . . . . . . . . . . . . . . . . . . . . .    22
              ---------------------
      5.11    Chief Executive Officer . . . . . . . . . . . . . . . . . . . .    22
              -----------------------

SECTION 6 Conditions to the Closing of All Parties. . . . . . . . . . . . . .    22
          ----------------------------------------
      6.1     Conditions to Obligations of Each Party to Effect the Financing    22
              ---------------------------------------------------------------

SECTION 7 Conditions to Closing of the Purchasers . . . . . . . . . . . . . .    23
          ---------------------------------------
      7.1     Representations and Warranties Correct. . . . . . . . . . . . .    23
              --------------------------------------
      7.2     Opinion of Company Counsel. . . . . . . . . . . . . . . . . . .    24
              --------------------------
      7.3     Election of Series A Directors. . . . . . . . . . . . . . . . .    24
              ------------------------------
      7.4     Bank Agreement. . . . . . . . . . . . . . . . . . . . . . . . .    24
              --------------
      7.5     Auditors' Opinion . . . . . . . . . . . . . . . . . . . . . . .    24
              -----------------

SECTION 8 Conditions to Closing of Company. . . . . . . . . . . . . . . . . .    24
          --------------------------------
      8.1     Representations and Warranties Correct. . . . . . . . . . . . .    24
              --------------------------------------
      8.2     Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
              ---------

SECTION 9 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
          -----------
      9.1     Termination . . . . . . . . . . . . . . . . . . . . . . . . . .    25
              -----------
      9.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . .    25
              ---------------------

SECTION 10 Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .    26
           -------------
      10.1   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .    26
              -------------
      10.2   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
              -------
      10.3   Successors and Assigns . . . . . . . . . . . . . . . . . . . . .    26
              ---------------------
      10.4   Entire Agreement; Amendment. . . . . . . . . . . . . . . . . . .    26
              --------------------------
      10.5   Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . .    26
              -----------
      10.6   Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . .    26
              ------------------
      10.7   California Corporate Securities Law. . . . . . . . . . . . . . .    27
              ----------------------------------
      10.8   Waiver of Conflict . . . . . . . . . . . . . . . . . . . . . . .    27
              -----------------
      10.9   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
              -------
      10.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .    27
              -----------
      10.11  Severability . . . . . . . . . . . . . . . . . . . . . . . . . .    28
              -----------


                                       ii

      10.12  Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
             ------
      10.13  Exculpation Among Purchasers . . . . . . . . . . . . . . . . . .    28
             ----------------------------

                                 EVOLVE SOFTWARE

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This Agreement is made as of September 23, 2001, among Evolve Software, Inc., A Delaware corporation (the "Company"), with its principal office at
                                      -------
1400 65th Street, Suite 100, Emeryville, CA 94608, and the entities whose names appear on the Schedule of Purchasers attached hereto (the "Purchasers,"
and each a                                                        ----------
"Purchaser").
 ---------

                                    SECTION 1

                    Authorization and Sale of Preferred Stock
                    -----------------------------------------

     1.1  Authorization.  The Company has authorized the sale and issuance of up
          -------------
to 1,400,000 shares of its Series A Preferred Stock ("Series A Preferred"),
                                                      ------------------
having the rights, restrictions, privileges and preferences as set forth in the Company's Certificate of Designation of Series A Preferred Stock attached to this Agreement as Exhibit A (the "Certificate of Designation"), the issuance of
                  ---------       --------------------------
warrants to purchase up to 1,400,000 additional shares of Series A Preferred Stock and the issuance of warrants to purchase up to 7,000,000 shares of Common Stock (plus warrants to purchase an equal number of shares of Common Stock in connection with the exercise of the aforementioned warrants to purchase Series A Preferred Stock), all in accordance with the terms and conditions set forth herein.

     1.2  Sale of Series A Preferred Stock and Common Stock Warrants.  Subject
          ----------------------------------------------------------
to the terms and conditions hereof, at the Closing (as defined below) the Company will issue and sell to each Purchaser, and each Purchaser will buy from the Company, the number of shares of Series A Preferred set forth opposite such Purchaser's name on the Schedule of Purchasers hereto, for a purchase price of $10.00 per share, payable by check or wire transfer in the amount set forth opposite such Purchaser's name in the Schedule of Purchasers (the "Financing").
                                                                   ---------
The shares of Series A Preferred issued hereunder are hereafter referred to as the "Shares." The Company shall further issue to each Purchaser a warrant in
     ------
the form attached hereto as Exhibit B-1 and a warrant in the form attached
                            -----------
hereto as Exhibit B-2 (together, the "Subscription Warrants") to purchase the
          -----------                 ---------------------
aggregate number of additional shares of Series A Preferred set forth on the Schedule of Purchasers. In addition, the Company shall issue to each Purchaser a warrant in the form attached hereto as Exhibit C (the "Investment Warrants,"
                                         ---------       -------------------
and together with the Subscription Warrants, the "Warrants") to purchase up to
                                                  --------
the number of shares of Common Stock of the Company ("Common Stock") set forth
                                                      ------------
on the Schedule of Purchasers, that number being equal to twenty-five percent (25%) of the number of shares of Common Stock issuable upon conversion of the Series A Preferred purchased at the Closing. In addition, upon each exercise of the Subscription Warrants, the Company shall issue to each Purchaser exercising any Subscription Warrant additional Investment Warrants to purchase up to the number of shares of Common Stock equal to twenty-five percent (25%) of the number of shares of Common Stock issuable upon conversion of the Series A Preferred purchased at the time of such exercise. The Company's agreement with each Purchaser is a separate agreement, and the sale to each Purchaser is a separate sale.

                                    SECTION 2

                             Closing Date; Delivery
                             ----------------------

     2.1  Closing Date.  The closing of the purchase and sale of the Series A
          ------------
Preferred and the Warrants hereunder (the "Closing") shall be held within two
                                           -------
(2) business days of the satisfaction or waiver of all of the conditions set forth in Sections 6, 7 and 8 hereof or on such later date or dates as the Company and the Purchasers may mutually agree (the date of such Closing being referred to as the "Closing Date"). The place of the Closing shall be at the
                    ------------
offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, or such other place as the Purchasers and the Company may mutually agree.

     2.2  Delivery  At the Closing, the Company will deliver to each Purchaser a
          --------
certificate representing shares of the Series A Preferred to be purchased by such Purchaser at such Closing and the Warrants to be purchased by such Purchaser at such Closing against payment of the consideration therefor, specified in Section 1.2 hereof.

     2.3  Subsequent Closings.  Any Shares not sold on the Closing Date may be
          -------------------
sold at a subsequent Closing to be held at a time and place to be agreed upon by the Company and a majority-in-interest of the Purchasers purchasing Shares at such closing (a "Subsequent Closing"), but no later than thirty (30) days after
                 ------------------
the Closing Date. Notwithstanding the foregoing sentence, no more than 1,400,000 Shares may be sold in the aggregate at the Closing and any Subsequent Closings. At each Subsequent Closing, the Company shall deliver to each Purchaser participating in such Subsequent Closing the certificates representing the Shares which such Purchaser is purchasing and the Warrants such Purchaser is purchasing against payment of the consideration therefor, as specified on the Schedule of Purchasers.


                                    SECTION 3

                  Representations and Warranties of the Company
                  ---------------------------------------------

Except  as  set forth on Exhibit D attached hereto the Company hereby represents
                         ---------
and  warrants  to  the  Purchasers  as  follows:

     3.1  Organization of the Company  The Company is duly organized, validly
          ---------------------------
existing, and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. For the purposes of this Agreement, a "Material Adverse Effect" means, with respect to the Company, a current or
 -----------------------
reasonably anticipated material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. For the purposes of this Agreement, "Subsidiary" means any entity of which securities or other ownership
            ----------
interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by the Company. The Company has heretofore made available to the Purchasers or their counsel true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

     3.2  Authority for Agreement.  The Company has all requisite corporate
          -----------------------
power and authority to enter into this Agreement, the Warrants, the Registration Rights Agreement in substantially the form as attached hereto as Exhibit E (the
                                                                 ---------
"Registration Rights Agreement"), and the Preemptive Rights Agreement in
 -----------------------------
substantially the form as attached hereto as Exhibit F (the "Preemptive Rights
                                             ---------       -----------------
Agreement", and together with this Agreement, the Warrants and the Registration
---------
Rights Agreement, the "Agreements") and to consummate the transactions
                       ----------
contemplated hereby and thereby. The execution and delivery of the Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Agreements, when duly executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

     3.3  Shares, Warrants and Conversion Shares Issued.  The Shares, the
          ---------------------------------------------
Warrants and the Conversion Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. For purposes of the Agreement, "Conversion Shares" shall mean
                                                -----------------
the shares of the Company's Common Stock issuable (i) upon conversion of the Shares; (ii) upon conversion of the Series A Preferred Stock issuable upon conversion or exercise of the Subscription Warrants; and (iii) upon conversion or exercise of the Investment Warrants.

     3.4  Governmental Authorization.  The execution, delivery and performance
          --------------------------
by the Company of the Agreements and the consummation by the Company of the transactions contemplated hereby and thereby require no consent, approval, authorization or other action by or in respect of any governmental authority or other party except (i) compliance with any applicable filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities laws and regulations, (ii) the filing of the Certificate of Designation in accordance with the law of the State of Delaware, and (iii) other filings, notifications and consents that are immaterial to the consummation of the transactions contemplated hereby.

     3.5  Noncontravention  Neither the execution and the delivery of the
          ----------------
Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the charter or bylaws of the Company or any Subsidiary, (ii) assuming compliance with the matters referred to in
Section 3.4, violate any applicable law nor conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, (iii) conflict with, require any consent under or result in the loss of any right under (a) any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject or (b) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except for such Conflicts which would not, either individually or in the aggregate, be material to the Company or interfere with the Company's ability to consummate the transactions contemplated hereby, or (iv) result in the creation or imposition of any lien on any material asset of the Company or any Subsidiary.

     3.6  SEC Documents  The Company has furnished Purchasers with a true and
          -------------
complete copies of its filings with the Securities and Exchange Commission (the "SEC") of (i) its final prospectus dated August 9, 2000 relating to its initial
 ---
public offering, (ii) its reports on Form 10-Q for the fiscal quarters ended September 30, 2000, December 31, 2000, and March 31, 2001, and (iii) all current reports on Form 8-K (collectively, the "SEC Documents"). As of their respective
                                        -------------
filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act")
                                                             --------------
and the Exchange Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC.

     3.7  Financial Statements  The Company has delivered to the Purchasers its
          --------------------
audited balance sheet, statement of operations and statement of cash flows as of and for the years ended June 30, 2001, June 30, 2000 and June 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in
 --------------------
all material respects and have been prepared in accordance with generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no liabilities of any kind, whether accrued, contingent absolute, determined or determinable, and there is not existing any condition, situation or set of circumstances which could reasonably be expected, individually or in the aggregate, to result in such a liability, other than (i) liabilities incurred since June 30, 2001 in the ordinary course of business consistent with past practices and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, and which are not material to the financial condition or operating results of the Company.

     3.8  No Material Adverse Change  Since the date of the most recent balance
          --------------------------
sheet included in the Financial Statements, the Company has conducted its business in the ordinary course and, except for the execution and delivery of the Agreements and the consummation of the transactions contemplated thereby, there has not occurred:

          (a) any event which has had or is reasonably expected to have a Material Adverse Effect;

          (b) any amendment or change in the Certificate of Incorporation or Bylaws of the Company;

          (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or its Subsidiaries, or any repurchase, redemption or other acquisition by the Company or any Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries;

          (d) any amendment of any material term of any outstanding security of the Company or its Subsidiaries;

          (e) any incurrence, assumption or guarantee by the Company or its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (f) any creation or other incurrence by the Company or its Subsidiaries of any lien on any material asset other than in the ordinary course of business consistent with past practices;

          (g) any making of any material loan, advance or capital contribution to or investment in any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or intermediary thereof (a "Person") other than loans, advances or capital contributions to or investments
 ------
in any of the Company's Subsidiaries in the ordinary course of business consistent with past practices;

          (h) any damage, destruction or other casualty loss (whether or not covered by insurance) material to the business or assets of the Company or its Subsidiaries;

          (i) any transaction or commitment made, or any contract or agreement entered into, by the Company or its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (j) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

          (k) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, executive officer or employee of the Company or its Subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or employee of the Company or its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, executive officer or employee of Company or any Subsidiary, (v) increase in compensation, bonus or other benefits payable to any director, executive officer or employee of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice or
(vi) any termination, change of position or hiring of any key employee or executive officer;

          (l) any material tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended tax returns or claims for material tax refunds filed, any material closing agreement entered into, any material tax claim, audit or assessment settled, or any right to claim a material tax refund, offset or other reduction in tax liability surrendered; or

          (m) any revaluation by the Company or its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.9  Consent  No Consent of any governmental entity or any third party is
          -------
required by or with respect to the Company in connection with the execution and delivery of the Agreements or the consummation of the transactions contemplated hereby and thereby other than any such consents the absence of which would not cause a material adverse effect on the Company or on the Company's ability to consummate the transactions contemplated hereby.

     3.10  Capitalization  As of the date hereof, the authorized capital stock
           --------------
of the Company consists of 110,000,000 shares of Common Stock, of which 40,166,616 shares were issued and outstanding as of August 31, 2001, and 10,000,000 shares of Preferred Stock, of which none are issued and outstanding. No shares of Series A Preferred were authorized or outstanding prior to the date of this Agreement. All such outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Assuming the accuracy and completeness of representations made by the purchasers of such outstanding shares in connection with the issuance of such securities, all such outstanding shares were issued in material compliance with applicable U.S. federal and state securities laws. The Company has reserved (i) sufficient shares of Common Stock for issuance upon conversion of the Shares and exercise of the Warrants, (ii) 13,000,000 shares of Common Stock for issuance upon exercise of stock options pursuant to the Company's 1995 Stock Option Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan (collectively, the "Stock Plans") and (iii) 9,167
                                                 -----------
shares of Common Stock for issuance upon exercise of outstanding warrants. Except as set forth above and except for outstanding options to purchase 5,092,616 shares of Common Stock as of August 31, 2001 granted to employees and service providers under the Stock Plans, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Company. There are no voting trusts, stockholder agreements, material proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or transfer of registration of shares of capital stock of the Company. Neither the offer nor the issuance or sale of the Shares constitutes or will constitute (i) an event under any capital stock or convertible security or any anti-dilution or similar provision of any agreement or instrument to which the Company is a party or by which it is bound or affected, which shall either increase the number of shares of capital stock issuable upon conversion of any securities or upon exercise of any warrant or right to subscribe to or purchase any stock or similar security, or decrease the consideration per share of capital stock to be received by the Company upon such conversion or exercise, or (ii) an event under the vesting provisions of any outstanding option, warrant, restricted stock purchase agreement or other employment-related agreement of the Company which would cause such vesting provisions to accelerate. Upon the filing of the Certificate of Designation, the Company will have authorized 2,800,000 shares of Series A Preferred Stock for issuance hereunder, and the Series A Preferred shares will be convertible into Common Stock and have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation. Assuming the accuracy of the Purchasers' representations in Section 4 below, upon issuance the Shares will have been issued in compliance with all federal and state securities laws.

     3.11  Subsidiaries
           ------------

          (a) Each of the Company's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all powers (corporate or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each such Subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdictions where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect.

          (b) All of the outstanding capital stock or other voting securities or other equity interests of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other equity interests). There are not outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities or other equity securities of any Subsidiary, or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities, other equity interests or securities convertible into or exchangeable for capital stock or voting securities or other equity interests of any Subsidiary (the items in clauses 3.11(b)(i) and 3.11(b)(ii) being referred to collectively as the "Subsidiary Securities"). There are not outstanding
                        ---------------------
obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

     3.12  Intellectual Property  For the purposes of this Agreement, the
           ---------------------
following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all
      ---------------------
rights in, arising, out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

     "Company Intellectual Property" shall mean any Intellectual Property that
      -----------------------------
is owned by, or exclusively licensed to, the Company or its Subsidiaries.

     "Registered Intellectual Property" means all United States, international
      --------------------------------
and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

     "Company Registered Intellectual Property" means all of the Registered
      ----------------------------------------
Intellectual Property owned by, or filed in the name of, the Company or its Subsidiaries.

          (a) No Company Intellectual Property or product or service of the Company or its Subsidiaries is subject to any proceeding or outstanding decree, order or judgment restricting in any manner the use, transfer, or licensing thereof by the Company or its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property (nor, to the Company's knowledge is there any basis therefor).

          (b) The Company or its Subsidiaries own and have good and exclusive title to, or have license to use (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each item of Company Intellectual Property or other Intellectual Property used by the Company or its Subsidiaries free and clear of any lien or encumbrance (excluding licenses and related restrictions); and the Company or its Subsidiaries are the exclusive owners of or have a valid license to use all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its Subsidiaries, including the sale of any products or the provision of any services by the Company and its Subsidiaries.

          (c) The Company or its Subsidiaries own exclusively, and have good title to, all copyrighted works that are the Company's or its Subsidiaries' products or which the Company or its Subsidiaries otherwise expressly purport to own.

          (d) To the extent that any Intellectual Property has been developed or created by a third party for the Company or its Subsidiaries, the Company or its Subsidiaries have a written agreement with such third party with respect thereto and the Company or its Subsidiaries thereby either have obtained ownership of and are the exclusive owners of, or have obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to, all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (e) Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

          (f) The operation of the business of the Company and its Subsidiaries as such business currently is conducted, including the Company's and its Subsidiaries' design, development, manufacture, marketing and sale of the products or services of the Company and its Subsidiaries (including products currently under development), to the knowledge of the Company, has not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (g) Neither the Company nor any of its Subsidiaries has received notice from any third party that the operation of the business of the Company or its Subsidiaries or any act, product or service of the Company or its Subsidiaries, may infringe or misappropriate the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (h) To the knowledge of the Company, no person has or is materially infringing or misappropriating any Company Intellectual Property.

          (i) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or its Subsidiaries.

     3.13  Litigation, etc  There are no actions, suits, proceedings or
           ---------------
investigations pending or, to the Company's knowledge, currently threatened against the Company or the Subsidiaries or their respective properties before any court, arbitrator or governmental agency (nor, to the Company's knowledge, is there any written threat thereof or any reasonable basis therefore), that if decided adversely to the Company would be material to the Company, or that in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by the Agreements. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened against the Company (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

     3.14  Compliance with Laws Neither the Company nor any Subsidiary is in
           --------------------
violation of, nor has violated or been threatened to be charged with or given notice of any violation of, nor to the knowledge of the Company, is under investigation with respect to any applicable law, in each case other than such violations that could not reasonably be material to the Company.

     3.15  Material Contracts  Except as disclosed in the SEC Documents, neither
           ------------------
the Company nor any Subsidiary is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Company's Board of Directors, other than those that are terminable by the Company or any Subsidiary on no more than thirty (30) days' notice without liability or financial obligation to the Company;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Agreements or by a Change of Control Transaction, as defined in the Certificate of Designation, or the value of any of the benefits of which will be altered on the basis of any of the transactions contemplated by the Agreements or by a Change of Control Transaction;

          (c) any material agreement of indemnification or any guaranty other than (i) any agreement of indemnification entered into in connection with the sale or license of software products or services in the ordinary course of business, or (ii) any indemnification obligation of the Company or any Subsidiary to its officers or directors;

          (d) any agreement, contract or commitment containing any covenant limiting in any material respect the right of the Company or any Subsidiary to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any Subsidiary after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's Subsidiaries;

          (f) any dealer, distributor, joint marketing, original equipment manufacturer, reseller or development agreement currently in force under which the Company or any Subsidiary has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less and, in the case of dealer, distributor or joint marketing agreements, which involve payments by or to the Company of $500,000 or more, or any material agreement pursuant to which the Company or any Subsidiary has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or its Subsidiaries;

          (g) any agreement, contract or commitment currently in force to provide source code to or to license or acquire source code from any third party for any product or technology other than source code escrow agreements or other similar arrangements entered into in the normal course of business;

          (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, including any parts or components thereof, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less;

          (i) any material mortgages, indentures, guarantees, loans or credit agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any settlement agreement entered into prior to the date of this Agreement; or

          (k) any other agreement, contract or commitment that includes receipts or expenditures of $500,000 or more individually.

     Except to the extent fully performed or terminated pursuant to its terms, each of the agreements, contracts, leases and commitments required to be disclosed pursuant to this section is a legal, valid and binding agreement of the Company or a Subsidiary of the Company, as the case may be, and is in full force and effect, and none of the Company, such Subsidiary or, to the knowledge of the Company, any other party thereto is in default or breach, in each case except for any such default or breach that could not be material to the Company, and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, except for an event of default that could not reasonably be expected to be material to the Company.

     3.16  Offering of Securities  Neither the Company nor any Person acting on
           ----------------------
the Company's behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Shares, the Warrants, and the Conversion Shares) which might subject the offering, issuance or sale of the Shares to the registration requirements of
Section 5 of the Securities Act.

     3.17  Environmental Compliance
           ------------------------

          (a) The Company does not own any real property. No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Company's knowledge, threatened by any governmental or other entity (i) with respect to any alleged violation by the Company or any of its Subsidiaries of any environmental law,
(ii) with respect to any alleged failure by the Company or any of its Subsidiaries to have any material permit, certificate, license, approval, registration or authorization required under any environmental law in connection with the conduct of their businesses or (iii) with respect to any release, as defined in 42 U.S.C. 9601(22), of any hazardous substance that could reasonably be expected to be material to the Company.

          (b) No release, as defined in 42 U.S.C. 9601(22), of any hazardous substance has occurred at or on any property now or previously owned or leased by the Company or any of its Subsidiaries.

          (c) To the best knowledge of the Company, there are no environmental liabilities that could reasonably be material to the Company.

3.18     Employment Matters; ERISA
         -------------------------

          (a) The Company has made available to the Purchasers copies of any employee benefit plan within the meaning of Section 3(3) of ERISA or any other material employment or employee arrangement, severance arrangement or employment agreement, which is maintained or otherwise contributed to by any member of the ERISA Group and covers any current or former employee of Company (collectively the "Benefit Arrangements") and, if applicable, related trust agreements and all
     --------------------
amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, schedule B thereto). Each material Benefit Arrangement that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified if so required and, to the knowledge of the Company, there has been no event since the date of such determination which would reasonably be expected to adversely affect such qualification. Each material Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except to the extent that it would not have a material adverse effect.

          (b) Neither the Company nor any member of the ERISA Group maintains or contributes to or has maintained or contributed to any plan subject to Title IV of ERISA or any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

          (c) The Company has no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for its former or current employees, except for benefit coverage mandated by applicable law or as required to avoid excise tax under Section 4980B of the Code.

          (d) No employee of the Company shall become entitled to any payments or accelerated vesting of any awards merely as a result of this transaction.

          (e) Other than as described in the SEC Documents and standard form employment offer letters and employment, confidential information and invention assignment agreements ("Employment Agreements") in the forms provided to counsel
                        ---------------------
to the Purchasers, there are no employment or employment related agreements between the Company and any of its employees. All present and past employees of the Company and its Subsidiaries have entered into Employment Agreements with the Company, and none have taken any material exception to the provision or assignment of inventions. Other than as described in the SEC Documents, there are no severance arrangements of any kind in effect for any of the Company's current employees, nor are there any arrangements in effect relating to the increase or acceleration of any salary or benefits of any employee in the event of any sale of the Company or substantially all of its assets.

     3.19  Taxes  (a) The Company and each of its Subsidiaries has filed in
           -----
accordance with applicable law, all material tax returns, statements, reports and forms (collectively, "Returns") required to be filed with any taxing
                          -------
authority when due (taking into account any extension of a required filing date); (b) at the time filed, such returns were true, correct and complete in all material respects; (c) the Company and each of its Subsidiaries has timely paid all taxes shown as due and payable on the returns that have been filed; (d) the charges, accruals and reserves for taxes reflected in the most recent balance sheet (excluding any provision for deferred income taxes) are adequate under United States generally accepted accounting principles, consistently applied, to cover the tax liabilities accruing through the date thereof; (e) since the date of the most recent balance sheet included in the Financial Statements, neither the Company nor any of its Subsidiaries has engaged in any transaction, or taken any other action, other than in the ordinary course of business, which would reasonably be expected to result in a material tax on the Company or any of its Subsidiaries; (f) there is no action, suit, proceeding, investigation, audit or claim pending, or, to the knowledge of the Company threatened against or with respect to it or any of its Subsidiaries in respect of any tax; (g) neither the Company nor any of its Subsidiaries has any obligation under any tax sharing agreement, tax allocation agreement or tax indemnity agreement or any other agreement or arrangement in respect of any tax with any Person other than the Company or its Subsidiaries; (h) neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent; (i) proper and adequate amounts have been withheld by the Company and its Subsidiaries from their respective employees and other Persons for all periods in compliance in all material respects with the tax, social security and unemployment, excise and other withholding provisions of all federal, state, local and foreign laws; (j) there is no lien in respect of any material tax outstanding against the assets, properties or business of the Company or any of its Subsidiaries; and (k) the Company is not now, has never been and does not contemplate becoming a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Treasury regulations thereunder.

     3.20  Regulatory Matters  The Company has all necessary franchises,
           ------------------
approvals, authorizations, permits, licenses, registrations, qualifications and similar rights obtained from any federal, state or local regulatory authority ("Authorizations") to conduct and operate the businesses of the Company, except
  --------------
any such Authorizations which are not material to the Company. The Authorizations are currently in full force and effect, are not in default, and are valid under all applicable rules and regulations according to their terms, except as are not material to the Company. The Company is in material compliance with the terms and conditions of the Authorizations, including requirements for notifications, filing, reporting, posting and maintenance of logs and records.

     3.21  Property  The material properties held by the Company and its
           --------
Subsidiaries conform to the description thereof in the Company's SEC Documents. The Company and its Subsidiaries have good and marketable title in fee simple to any real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Company's SEC Documents; and all material real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     3.22  Proxy Materials  If the Company seeks the approval of the Company's
           ---------------
stockholders in connection with the issuance of securities contemplated hereby, the proxy or information statement of the Company to be filed with the Commission in connection with the related shareholders meeting (the "Proxy
                                                                     -----
Statement") and any amendments or supplements thereto will, when filed, comply
---------
as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on approval of the issuance of securities hereunder, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.22 will not apply to statements or omissions included in the Proxy Statement based upon information furnished in writing to the Company by the Purchaser specifically for use therein.

     3.23  State Takeover Statutes  The Board of Directors of the Company, at a
           -----------------------
meeting duly called (or for which notice was duly waived by all directors of the Company) and held on September 21, 2001, has approved the terms of this Agreement, the Certificate of Designation, the Registration Rights Agreement and the other documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to the Purchasers of the Shares, Warrants and Conversion Shares pursuant to this Agreement and such approval constitutes approval of such transactions by the Board of Directors of the Company under the provisions of
Section 203 of the Delaware General Corporation Law (the "DGCL"), and
                                                          ----
constitutes all actions necessary to ensure that the restrictions contained in
Section 203 of the DGCL will not apply to the Purchasers in connection with or as a result of such transactions. To its knowledge, no other state takeover statute is applicable to the transactions contemplated by this Agreement and the other documents contemplated hereby.

     3.24  Broker's and Finder's Fees  The Company has not incurred, nor will it
           --------------------------
incur, directly or indirectly, nor will the Purchasers incur, directly or indirectly as a result of any action of the Company, any liability for brokerage or finder's fees or agent's commissions or any similar charges in connection with the Agreement or any transaction contemplated thereby.



                                    SECTION 4

                Representations and Warranties of the Purchasers
                ------------------------------------------------

     Each Purchaser hereby represents and warrants, severally and not jointly, to the Company with respect to its purchase of the Shares and the Warrants as follows:

     4.1  Investment for Own Account  This Agreement is made by the Company with
          --------------------------
the Purchaser in reliance upon such Purchaser's representations and covenants made in this Section 4, which by its execution of this Agreement the Purchaser hereby confirms. The Purchaser represents that the Shares, the Warrants and the Conversion Shares to be received will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares, the Warrants or the Conversion Shares.

     4.2  Accredited Investor  The Purchaser represents that it is an
          -------------------
"Accredited Investor" within the meaning of Rule 501(a) of Regulation D, pursuant to the Securities Act.

     4.3  Registration Exemption  The Purchaser understands and acknowledges
          ----------------------
that the offering of the Shares, the Warrants, and the Conversion Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to
Section 4(2) of the Securities Act or Regulation D thereunder, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein.

     4.4  Disposition of Shares  The Purchaser covenants that in no event will
          ---------------------
it make any disposition of any of the Shares, the Warrants or the Conversion Shares except in accordance with the provisions hereof and the provisions of the Registration Rights Agreement.

     4.5  Experience; Risks  The Purchaser represents that it is experienced in
          -----------------
evaluating investments in emerging high technology companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company, and has the ability to bear the economic risks of the investment.

     4.6  Transfer Restrictions  The Purchaser acknowledges and understands that
          ---------------------
the Shares, the Warrants and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in the Registration Rights Agreement, the Company is under no obligation to register the Shares, the Warrants or the Conversion Shares.

     4.7  Rule 144  The Purchaser acknowledges that it is familiar with the
          --------
terms of Rule 144 promulgated under the Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Purchaser understands that before the Shares, or any Common Stock issued upon conversion thereof, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (i) certain public information about the Company must be available, (ii) the sale must occur at least one year after the later of the date the Shares were sold by the Company or the date they were sold by an affiliate of the Company, (iii) the sale must be made in a broker's transaction and (iv) the number of Shares sold must not exceed certain volume limitations. If, however, the sale occurs at least two years after the Shares were sold by the Company or the date they were sold by an affiliate of the Company, and if the Purchaser is not an affiliate of the Company, the foregoing conditions will not apply. The Purchaser acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock. The Purchaser understands that although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

     4.8  Disclosure of Information  The Purchaser believes it has received all
          -------------------------
the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.


                                    SECTION 5

                              Additional Agreements
                              ---------------------

     5.1  Public Announcements
          --------------------

          (a) The Company and the Purchasers shall each receive the prior written consent from the Company and Warburg Pincus Private Equity VIII, L.P. ("Warburg") before issuing any press release or making any public statement with
  -------
respect to this Agreement, the transactions contemplated hereby or an Alternative Proposal and, except as may be required by applicable law or any stock exchange rule, will not issue any such press release or make any such public statement prior to obtaining such written consent.

          (b) The parties will prepare a joint announcement for release upon announcement of the transactions contemplated hereby.

     5.2  Nasdaq Listing  The Company agrees to cause the Conversion Shares to
          --------------
be authorized for listing on the Nasdaq Stock Market upon official notice of issuance.

     5.3  Proxy Materials and Annual Meeting  The Company will include, in the
          ----------------------------------
Proxy Statement relating to its 2001 annual meeting of stockholders currently scheduled for November 15, 2001 (the "Annual Meeting"), a proposal to amend the
                                      --------------
Certificate of Incorporation of the Company to remove the prohibition on the taking of actions by written consent of the holders of Series A Preferred Stock in lieu of meetings and to increase the number of authorized shares of Common Stock of the Company by 90,000,000 shares (as adjusted for any stock splits or reverse stock splits) (the "Amendment"). In addition, if required for purposes
                            ---------
of maintaining the Company's listing on the Nasdaq National Market, or if the directors of the Company elected by the Purchasers deem it to be advisable for such purpose, the Company will include in the Proxy Statement a proposal for a reverse split of the Company's Common Stock (the "Reverse Split"). The Company
                                                  -------------
will respond to any comments of the SEC and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, the Company will prepare and file any other filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or any other federal or state laws
      ------------
relating to the Financing and the transactions contemplated by this Agreement (the "Other Filings"). The Company will notify the Purchasers promptly upon the
      -------------
receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply the Purchasers with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company will promptly inform the Purchasers of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company such amendment or supplement. The Board of Directors of the Company shall recommend approval of the Amendment and, if applicable, the Reverse Split, and the Company shall use its reasonable best efforts to obtain approval of the Amendment and, if applicable, the Reverse Split, by the stockholders. In the event that the Company's stockholders do not approve the Amendment or, if applicable, the Reverse Split, upon request of Warburg, the Company will (a) call and hold an additional meeting or meetings of stockholders in accordance with the provisions of this Section for purposes of obtaining such approvals, provided that the Company shall not be obligated to hold more than one (1) such meeting in any three (3) month period or (b) redeem the Warrants for which there are insufficient shares of authorized Common Stock for the Company to satisfy its obligations. The redemption price may be paid in the form of cash or mutually acceptable promissory note, and shall be equal to the number of shares subject to the Warrants to be redeemed on as-converted to Common Stock basis multiplied by the difference between the average closing price for the Company's Common Stock for the ten (10) trading days preceding Warburg's notice to the Company requesting such redemption minus the exercise price per share of the stock subject to the Warrants to be redeemed on an as-converted to Common Stock basis.

     5.4  Conduct of the Company  From the date hereof until the Closing, except
          ----------------------
with the prior written consent of Warburg, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their commercially-reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. The Company will use all reasonable efforts in the ordinary conduct of its business to cause its representations and warranties under Section 3 hereof which are qualified as to materiality to continue to be true (as so qualified) as of the Closing Date and to cause such its representations and warranties under Section 3 hereof which are not so qualified to continue to be true in all material respects as of the Closing Date (except for such representations and warranties which speak as of a specified date). Without limiting the generality of the foregoing, from the date hereof until the Closing without written consent of Warburg:

          (a) the Company will not permit, adopt or propose any change to its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

          (c) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, transfer or otherwise dispose of any material subsidiary or any material amount of assets, securities or property, tangible or intangible, except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice; and

          (d) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing items (a) through (c).

          5.5  No Solicitation
               ---------------

          (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any Subsidiary authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to encourage the submission of any Alternative Proposal (as defined below), (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any Subsidiaries or afford access to the business, properties, assets, books or records of the Company or the Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, or encourage any effort by any party that is seeking to make, or has made, an Alternative Proposal or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Subsidiaries.

          (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may (i) engage in negotiations or discussions with any party that, subject to the Company's compliance with Section 5.5(a), has made a Superior Proposal (as defined below) or, (ii) furnish to such party that has made a Superior Proposal nonpublic information relating to the Company or its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Company than those contained in the Confidentiality Agreement dated as of August 13, 2001 between the Company and Warburg (the "Confidentiality
                                                            ---------------
Agreement"), (iii) following receipt of such Superior Proposal, take and
---------
disclose to its shareholders a position contemplated by Rule 14e-2(a) under the 1934 Act or otherwise recommend the Superior Proposal and make disclosure to them, (iv) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to the Purchasers its recommendation to its shareholders referred to in Section 5.3 hereof and/or (v) take any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses
(i) through (iv) only if the Board of Directors of the Company determines in good faith by a majority vote after consultation with outside legal counsel to the Company, that it must take such action to comply with its fiduciary duties under applicable law.

          (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Company shall have delivered to Warburg a prior written notice advising Warburg that it intends to take such action, and the Company shall continue to advise Warburg after taking such action. In addition, the Company shall notify Warburg promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any unsolicited inquiry or Alternative Proposal, of any indication that a third party is considering making an Alternative Proposal or of any request for information relating to the Company or its Subsidiaries or for access to the business, properties, assets, books or records of the Company or its Subsidiaries by any party that may be considering making, or has made, an Alternative Proposal. The Company shall provide such notice orally and in writing and shall identify the party making, and the terms and conditions of, any such Alternative Proposal, indication or request. The Company shall keep Warburg fully informed, on a current basis, of the status and material details of any such Alternative Proposal, indication or request. In addition to the foregoing, the Company shall (i) provide Warburg with at least forty-eight (48) hours prior notice (or such lesser notice as provided to the members of the Company's Board of Directors but in no event less than eight hours) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Proposal and (ii) provide Warburg with at least three (3) business days prior written notice of a meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a description of the terms and conditions relating to such Superior Proposal. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any party conducted prior to the date hereof with respect to any Alternative Proposal and shall use its best efforts, consistent with its rights under confidentiality agreements with such parties, to cause any such party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     "Alternative  Proposal"  means, other than the transactions contemplated by
      ---------------------
this Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any party relating to (A) any acquisition or purchase, direct or indirect, of 10% or more of the consolidated assets of the Company and its Subsidiaries or over 10% of any class of equity or voting securities of the Company or any of its Subsidiaries, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such party's beneficially owning 10% or more of any class of equity or voting securities of the Company or any of its Subsidiaries, or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries.

     "Superior  Proposal"  means  any bona fide, unsolicited written Alternative
      ------------------
Proposal for any of the following transactions (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transactions involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets representing in excess of 25% of the fair market value of Company's business immediately prior to such sale; or (iii) the acquisition by any person or group, directly or indirectly, of beneficial ownership or right to acquire beneficial ownership of shares representing in excess of 25% of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Alternative Proposal, including any break-up fees, expense reimbursement provisions and timing and conditions to consummation, are more favorable and provide greater value to Company's shareholders than as provided hereunder and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of Company

     5.6  Notices of Certain Events  From the date hereof until the Closing the
          -------------------------
Company shall promptly notify each Purchaser of:

          (a) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

          (b) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement; and

          (c) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect as of the Closing, or (ii) any material failure of the Company or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.7  HSR Filing Fees and Expenses  In the event any filing with the Federal
          ----------------------------
Trade Commission or Department of Justice is required under Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the exercise or conversion of any of the Warrants, the Company shall pay all filing fees and the fees and expenses of counsel to Warburg in connection with such filings.

     5.8  Access  to  Information  From  the date hereof until the Closing,
          -----------------------
the Company will (i) furnish to the Purchasers such financial and operating data and other information relating to the Company and its Subsidiaries as such persons may reasonably request and (ii) instruct its counsel, independent accountants and financial advisors to cooperate with the Purchasers in their investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in a manner that does not interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

     5.9  Reasonable Best Efforts; Further Assurances  Subject to the terms and
          -------------------------------------------
conditions of this Agreement, the Company and the Purchasers will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and the Purchasers agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     5.10  Board Observer Rights  For so long as the holders of Series A
           ---------------------
Preferred are entitled to elect at least one (1) director under the Certificate of Designation, Warburg shall be entitled to designate two (2) observers to attend meetings of the Board of Directors and to receive copies of all written materials delivered by the Board of Directors, subject to customary exceptions related to preservation of the attorney-client privilege and subject to execution of a confidentiality agreement with customary terms.

          5.11  Chief Executive Officer  For so long as the holders of Series A
                -----------------------
Preferred are entitled to elect at least one (1) director under the Certificate of Designation, the Company may not appoint a new Chief Executive Officer without the consent of at least a majority of such Series A Directors present and voting.


                                    SECTION 6

                    Conditions to the Closing of All Parties
                    ----------------------------------------

     6.1  Conditions to Obligations of Each Party to Effect the Financing  The
          ---------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Financing shall be subject to the satisfaction at or prior to the Closing Date of:

          (a)  Compliance with Laws and Court Orders.  No provision of any
               -------------------------------------
applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated hereby.

          (b)  Litigation.  There shall not have been instituted or pending any
               ----------
action or proceeding (or any investigation or other inquiry that might result in such action or proceeding) by any government or governmental authority or agency, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated hereby.

          (c)  Certificate of Designation.  The Certificate of Designation shall
               --------------------------
have been filed with the Secretary of State of the State of Delaware.

          (d)  Nasdaq Confirmation.  The Company shall have received
               -------------------
confirmation from the staff of the Nasdaq Stock Market that no vote of the stockholders of the Company is required in connection with the issuance of the Shares and the Warrants under Section 4350(i)(1)(D) of the Nasdaq Marketplace Rules and all waiting or notice periods required by such confirmation shall have been satisfied.

          (e)  Blue Sky.  The Company shall have obtained all necessary state
               --------
securities law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares, the Warrants and the Conversion Shares.

          (f)  Registration Rights Agreement.  The Company and the Purchasers
               -----------------------------
shall have executed and delivered the Registration Rights Agreement and the Company shall have used its commercially reasonable efforts to cause all holders of registration rights pursuant to the Seventh Amended and Restated Stockholder Rights Agreement dated June 28, 2000 (the "Prior Agreement") to execute and
                                           ---------------
deliver the Registration Rights Agreement. If the Company is unable to cause such holders to execute the Registration Rights Agreement, the Company shall cause each Purchaser to become a party to the Prior Agreement by executing a joinder to such Agreement (to the extent such Purchaser is not already a party to such Agreement). In such event, the Company will also issue a declaration of registration rights which shall have the effect of increasing the number of registrations which may be initiated under Section 5 of the Prior Agreement to four (4) such registrations.

          (g)  Preemptive Rights Agreement.  The Company shall have executed and
               ---------------------------
delivered the Preemptive Rights Agreement.


                                    SECTION 7

                     Conditions to Closing of the Purchasers
                     ---------------------------------------

     Each Purchaser's obligation to purchase the Series A Preferred and the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     7.1  Representations and Warranties Correct  (i) The Company shall have
          --------------------------------------
performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing ; (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true (disregarding each exception therein for materiality and Material Adverse Effect) at and as of the date hereof except for (A) those representations and warranties, that address matters only as of a particular date (which shall remain true only as of such date) and (B) such exceptions as would not individually or in the aggregate have a Material Adverse Effect on the Company; and (iii) such Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Company to the foregoing effect.

          7.2  Opinion of Company Counsel  Such Purchaser shall have received
               --------------------------
from Wilson Sonsini Goodrich & Rosati, counsel to the Company, an opinion addressed to it, dated the Closing Date, in substantially the form of Exhibit G.
                                                                      ---------

          7.3  Election of Series A Directors  Gayle Crowell, Cary Davis and
               ------------------------------
Nancy Martin shall have been appointed to the Board of Directors of the Company and Gayle Crowell shall have been elected Chairman of the Board.

          7.4  Bank Agreement  The Company and Imperial Bank shall have executed
               --------------
an agreement preserving the Company's existing borrowings under the Loan and Security Agreement dated January 31, 2001 (the "Loan Agreement"), and such
                                                --------------
agreement shall provide that in no event shall there be any penalty or other material expense in the event the Company elects to prepay any amounts under the Loan Agreement at any time.

          7.5  Auditors' Opinion  The Company shall have received an unqualified
               -----------------
opinion, subject only to the consummation of the Closing, from its independent auditors on the Company's financial statements as of and for the three fiscal years ended June 30, 2001, and such opinion shall not have been withdrawn.


                                    SECTION 8

                        Conditions to Closing of Company
                        --------------------------------

     The Company's obligation to sell and issue the Series A Preferred and the Warrants issuable hereunder at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

     8.1  Representations and Warranties Correct  The representations made by
          --------------------------------------
the Purchasers in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.

     8.2  Covenants  All  covenants,  agreements  and conditions contained in
          ---------
this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with.

                                    SECTION 9

                                   Termination
                                   -----------

     9.1  Termination  This Agreement may be terminated at any time prior to the
          -----------
Closing Date:

          (a) as to each Purchaser, by mutual written consent of such Purchaser and the Company; or

          (b) by either the Company or a majority in interest of the Purchasers if the Closing shall not have occurred by October 15, 2001 (the "End Date");
                                                                 --------
provided, however, that the right to terminate this Agreement under this Section
--------  -------
9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

          (c) by either the Company or all of the Purchasers if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree or ruling is final and nonappealable; or

          (d)  by the Purchasers, if:

                    (i) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in
Section 7.1 not to be satisfied, and such condition is incapable of being satisfied by the End Date; or

                    (ii) the Company shall have willfully and materially breached its obligations under Section 5.5.

     The party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give notice of such termination to the other party.

     9.2  Effect of Termination  If this Agreement is terminated pursuant to
          ---------------------
Section 9.1, and except as provided in Section 10.9, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto. The provisions of this Section 9.2 and Sections 10.1, 10.5 and 10.8 shall survive any termination hereof pursuant to Section 9.1.

                                   SECTION 10

                                  Miscellaneous
                                  -------------

     10.1  Governing Law  This Agreement shall be governed in all respects by
           -------------
the laws of the State of Delaware, without giving effect to the conflicts of laws principals thereof.

     10.2  Survival  The representations, warranties, covenants, and agreements
           --------
made herein shall survive any investigation made by the Purchasers and the closing of the transactions contemplated hereby.

     10.3  Successors and Assigns  Except as otherwise provided herein, the
           ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that the rights of the Purchasers to purchase Shares shall not be assignable without the written consent of the Company.

     10.4  Entire Agreement; Amendment  The Agreements and the other documents
           ---------------------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

     10.5  Notices, etc  All notices and other communications required or
           ------------
permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Purchasers, at such Purchasers' address set forth on the Schedule of Purchasers, or at such other address as such Purchasers shall have furnished to the Company in writing, or (b) if to the Company, to its address set forth on the first page of this Agreement and addressed to the attention of Christopher Boas, Esq., General Counsel, or at such other address as the Company shall have furnished to the Purchasers, with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, attn: Larry Sonsini, Esq., or if by facsimile, upon receipt of appropriate confirmation of receipt.

     10.6  Delays or Omissions  No delay or omission to exercise any right,
           -------------------
power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     10.7  California Corporate Securities Law  THE SALE OF THE SECURITIES WHICH
           -----------------------------------
ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, OR SUCH EXEMPTION BEING AVAILABLE.

     10.8  Waiver of Conflict  Each party to this Agreement that has been or
           ------------------
continues to be represented by Wilson, Sonsini, Goodrich & Rosati P.C., counsel to the Company, hereby acknowledges that Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California requires an attorney to avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each such party gives his or its informed written consent to the representation of the Company by Wilson, Sonsini, Goodrich & Rosati P.C. in connection with this Agreement and the transactions contemplated hereby.

     10.9  Expenses  The Company shall pay all reasonable out-of-pocket fees and
           --------
expenses of Warburg incurred in connection with this Agreement and the transactions contemplated hereby (the "Purchaser Expenses") incurred through the date of this Agreement within five (5) business days after the execution hereof, and shall pay any additional Purchaser Expenses as may have been incurred through the date of the Closing ("Purchaser Pre-Closing Expenses") within five
(5) business days of the Closing.

     If this Agreement is terminated pursuant to Section 9.1, each party shall bear its own expenses incurred in connection with the transactions hereby and Warburg shall bear the Purchaser Pre-Closing Expenses, provided, that the
                                                       --------
Company shall reimburse Warburg for the Purchaser Pre-Closing Expenses if (i) the Agreement is terminated by Warburg pursuant to Section 9.1(d)(ii), or (ii) the Agreement is terminated in accordance with Section 9.1(d) and on or prior to January 31, 2002 the Company either raises in the aggregate in excess of $5 million in a public or private financing (before subtracting commissions and offering expenses) (an "Alternative Financing") or enters into a definitive
                        ---------------------
agreement for a transaction or transactions that would constitute a Change of Control Transaction.

     10.10  Counterparts  This Agreement may be executed in any number of
            ------------
counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     10.11  Severability  In the event that any provision of this Agreement
            ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     10.12  Gender  The use of the neuter gender herein shall be deemed to
            ------
include the masculine and the feminine gender, if the context so requires.

     10.13  Exculpation Among Purchasers  Each Purchaser acknowledges that it is
            ----------------------------
not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling person, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Series A Preferred and the Warrants or the execution of or performance under any of the related documents.

The foregoing Agreement is hereby executed as of the date first above written.

"COMPANY"                           EVOLVE SOFTWARE, INC.

                                    a Delaware corporation

                                    By:     /s/  John  Bantleman
                                         ---------------------------------------
                                         John P. Bantleman, President and CEO



"PURCHASERS"                        Warburg Pincus Private Equity VIII, L.P.

                                    By Warburg Pincus & Co., as General Partner

                                    By:  /s/ Barry Taylor
                                         ---------------------------------------
                                         Barry Taylor, General Partner

               Series A Shares Purchased:     1,000,000
                                         ---------------------------------------

               Total Purchase Price:     $10,000,000
                                     -------------------------------------------



                                    SUNAMERICA INVESTMENTS, INC.

                                    By:     /s/ Marc Gamsin
                                         ---------------------------------------

                                    Name:     Marc Gamsin
                                         ---------------------------------------

                                    Title:     Executive Vice President
                                          --------------------------------------

               Series A Shares Purchased:     50,000
                                         ---------------------------------------

               Total Purchase Price:     $500,000
                                     -------------------------------------------

                                    INDEX VENTURES I (JERSEY) L.P.

                                    By:     /s/ Julia Chapman
                                         ---------------------------------------

                                    Name:     Julia Chapman
                                         ---------------------------------------

                                    Title:     Director for the General Partner
                                           -------------------------------------
                                    Index Venture Associates I Limited
                                    --------------------------------------------

               Series A Shares Purchased:     82,423
                                         ---------------------------------------

               Total Purchase Price:     $824,230
                                     -------------------------------------------

                                    INDEX VENTURES I (DELAWARE) L.P.

                                    By:     /s/ Julia Chapman
                                         ---------------------------------------

                                    Name:     Julia Chapman
                                         ---------------------------------------

                                    Title:     Director for the General Partner
                                           -------------------------------------
                                    Index Venture Associates I Limited
                                    --------------------------------------------


               Series A Shares Purchased:     52,335
                                         ---------------------------------------

               Total Purchase Price:     $523,350
                                     -------------------------------------------



                                    INDEX VENTURES I PARALLEL
                                    ENTREPRENEUR FUND (JERSEY) L.P.

                                    By:       /s/ Julia Chapman
                                         ---------------------------------------

                                    Name:     Julia Chapman
                                         ---------------------------------------

                                    Title:    Director for the General Partner
                                           -------------------------------------
                                     Index Venture Associates I Limited
                                     -------------------------------------------

               Series A Shares Purchased:     2,849
                                           -------------------------------------

               Total Purchase Price:     $28,490
                                     -------------------------------------------

                                    INDEX VENTURES I GMBH & CO. KG

                                    By:     /s/ Julia Chapman
                                         ---------------------------------------

                                    Name:     Julia Chapman
                                         ---------------------------------------

                                    Title:     Director for the General Partner
                                            ------------------------------------
                                    Index Venture Vermaltungs I GmbH
                                    --------------------------------------------

               Series A Shares Purchased:     11,493
                                           -------------------------------------

               Total Purchase Price:     $114,930
                                     -------------------------------------------



                                    INDEX VENTURE MANAGEMENT SA ON BEHALF OF
                                    INDEX EMPLOYEE CO-INVESTMENT PLAN

                                    By:     /s/ David Rimer, /s/Neil Rimer
                                         ---------------------------------------

                                    Name:     David Rimer, Neil Rimer
                                         ---------------------------------------

                                    Title:     Partner
                                          --------------------------------------

               Series A Shares Purchased:     900
                                           -------------------------------------

               Total Purchase Price:     $9,000
                                     -------------------------------------------



                                    SIERRA VENTURES VII, L.P.

                                    By:     /s/ Jeffrey M. Drazan
                                         ---------------------------------------

                                    Name:     Jeffrey M. Drazan
                                          --------------------------------------

                                    Title:     General Partner
                                           -------------------------------------

               Series A Shares Purchased:     90,933
                                           -------------------------------------

               Total Purchase Price:     $909,330.00
                                      ------------------------------------------

                                    SIERRA VENTURES ASSOCIATES VII, LLC

                                    By:     /s/ Jeffrey M. Drazan
                                         ---------------------------------------

                                    Name:     Jeffrey M. Drazan
                                         ---------------------------------------

                                    Title:     General Partner
                                           -------------------------------------

               Series A Shares Purchased:     9,067
                                         ---------------------------------------

               Total Purchase Price:     $90,670
                                     -------------------------------------------

                              SCHEDULE OF PURCHASERS



                                                SERIES A    SUBSCRIPTION  INVESTMENT
                             TOTAL PURCHASE      SHARES       WARRANT      WARRANT
NAME AND ADDRESS                  PRICE        PURCHASED      SHARES      SHARES
------------------------------------------------------------------------------------
                             $    10,000,000     1,000,000     1,000,000  5,000,000
Warburg Pincus Private
Equity VIII, L.P.
466 Lexington Avenue
New York, NY  10017
Attn: Scott A. Arenare,
General Counsel

Sierra Ventures VII, L.P.    $    909,330.00        90,933        90,933    454,665

Sierra Ventures Associates   $        90,670         9,067         9,067     45,335
VII, LLC

SunAmerica Investments,      $       500,000        50,000        50,000    250,000
Inc.

Index Ventures I (Jersey)    $       824,230        82,423        82,423    412,115
L.P.

Index Ventures I             $       523,350        52,335        52,335    261,675
(Delaware) L.P.

Index Ventures I Parallel    $        28,490         2,849         2,849     14,245
Entrepreneur Fund (Jersey)
L.P.

Index Ventures I Gmbh &      $       114,930        11,493        11,493     57,465
Co. Kg

Index Venture Management     $         9,000           900           900      4,500
SA on Behalf of Index
Employee Co-Investment
Plan

TOTAL:                       $    13,000,000     1,300,000     1,300,000  6,500,000